SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **NUPORT GROUP INC.**, did on May 30, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 31, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0398822006-7
Document Number
20060341355-49

Date Filed:
5/30/2006 2:52:45 PM
In the office of
[signature]

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	NUPORT GROUP INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: CSC SERVICES OF NEVADA, INC. Street Address: 502 EAST JOHN STREET; City: Carson City; Nevada; Zip Code: 89706 Optional Mailing Address: ; City: ; State: ; Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100000000; Par value: $ 0.001; Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. Name: LORNE CHOMOS Street Address: 700 WEST PENDER STREET STE 1408; City: VANCOUVER; State: BC; Zip Code: V6C 1G8 2. Name: Street Address: ; City: ; State: ; Zip Code: 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Name: CSC SERVICES OF NEVADA, INC.; Signature: [signature] Address: 502 EAST JOHN STREET; City: CARSON CITY; State: NV; Zip Code: 89706
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company; Date: 5/30/06

This form must be accompanied by appropriate fees.